Exhibit 4.2

GENZYME CORPORATION

Guarantee and Third Supplemental Indenture

This Guarantee and Third Supplemental Indenture, dated as of             , 2011 (this “Guarantee and Third Supplemental Indenture”), is entered into among Genzyme Corporation, a Massachusetts corporation (the “Company”), Sanofi, a French société anonyme and the direct parent of the Company (the “Parent”), and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the indenture referred to below (in such capacity, the “Trustee”).

Recitals:

WHEREAS, under an indenture, dated as of June 17, 2010 (the “Base Indenture”), between the Company and the Trustee, as amended by a First Supplemental Indenture thereto, dated as of June 17, 2010 (the “First Supplemental Indenture”), the Company has issued $500,000,000 of its 3.625% Senior Notes due 2015 (the “Five-Year Notes”) and $500,000,000 of its 5.000% Senior Notes due 2020 (the “Ten-Year Notes” and, collectively with the Five-Year Notes, the “Securities”);

WHEREAS, pursuant to a Guarantee and Second Supplemental Indenture thereto, dated as of December 28, 2010 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), Genzyme Europe B.V., a company organized under the laws of The Netherlands (“Genzyme Europe B.V.”), has fully and unconditionally guaranteed the Securities (the “B.V. Guarantee”);

WHEREAS, the Company has solicited (the “Consent Solicitation”) the consents (the “Consents”) of Holders of the Securities to (i) the release of the B.V. Guarantee in consideration of an irrevocable guarantee of the Securities by Sanofi (the “Sanofi Guarantee”) and (ii) a proposed amendment to the Indenture (the “Proposed Amendment”) in consideration of the payment by the Company of a consent fee, pursuant to the Consent Solicitation Statement and Prospectus, dated May 24, 2011 (as the same may be amended or supplemented from time to time, the “Statement”);

WHEREAS, the Holders of at least a majority in aggregate principal amount of each series of the Securities have provided written consent to the release of the B.V. Guarantee and the Proposed Amendment;

WHEREAS, the execution and delivery of this Guarantee and Third Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Guarantee and Third Supplemental Indenture a valid and binding agreement of the Company and the Parent (with respect, in the latter case, to the Sanofi Guarantee only) have been duly performed and complied with;

WHEREAS, pursuant to Section 10.2 of the Base Indenture, the Trustee is authorized to execute and deliver this Guarantee and Third Supplemental Indenture; and

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Guarantee and Third Supplemental Indenture to amend the Indenture and has requested that the Trustee join in the execution of this Guarantee and Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

Section 1. Definitions.

(a) As used in this Guarantee and Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Guarantee and Third Supplemental Indenture refer to this Guarantee and Third Supplemental Indenture as a whole and not to any particular Section hereof.

(b) The definitions of all terms defined in Sections 1.1 and 1.2 of the First Supplemental Indenture that appear only in Section 2.6(c), 2.7, 2.8 or 2.9 of the Indenture are hereby deleted from Sections 1.1 and 1.2 of the First Supplemental Indenture, as the case may be.

Section 2. Elimination of Certain Provisions of the Indenture.

(a) Section 2.6(c) of the First Supplemental Indenture, which added a new Section 3.9 to the Base Indenture entitled “Repurchase of Notes Upon a Change of Control,” is hereby deleted in the entirety together with any references thereto in the Indenture or the Securities.

(b) Section 2.7 of the First Supplemental Indenture, which added a new Section 5.6 to the Base Indenture entitled “Limitation on Liens,” is hereby deleted in the entirety together with any references thereto in the Indenture or the Securities.

(c) Section 2.8 of the First Supplemental Indenture, which added a new Section 5.7 to the Base Indenture entitled “Limitation on Sale and Leaseback Transactions,” is hereby deleted in the entirety together with any references thereto in the Indenture or the Securities.

(d) Section 2.9 of the First Supplemental Indenture, which added a new Section 5.8 to the Base Indenture entitled “Exempted Liens and Sale and Leaseback Transactions,” is hereby deleted in the entirety together with any references thereto in the Indenture or the Securities.

Section 3. Amendments to the Indenture.

(a) Section 1.1 of the Base Indenture is amended to include the following definitions in their proper alphabetical location:

“Parent” means Sanofi, a French société anonyme.”

“Parent Guarantee” means the irrevocable guarantee of the Notes, on a senior unsecured basis and in accordance with the terms set forth in the Guarantee and Third Supplemental Indenture, by Parent”

(b) Section 7.1(5) of the Base Indenture is amended by replacing “$100,000,000” in the two places in which it appears in such Section with “€100,000,000 (or its equivalent in any other currency)”.

(c) Section 9.4 of the Base Indenture is amended by adding a new paragraph after subsection (b) thereof to read as follows:

“(c) Notwithstanding the foregoing, if the Parent executes and delivers the Parent Guarantee of the Securities, the reports and other information required by this Section 9.4 may be filed by and be those of the Parent.”

Section 4. Sanofi Guarantee.

The Parent hereby irrevocably guarantees to the Trustee, for the benefit of the Trustee, each Holder and their respective successors and assigns, (a) the full and punctual payment of principal of and interest (and premium, if any) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and (b) the full and punctual performance within applicable grace periods of all other monetary obligations of the Company due and payable under the Indenture and the Securities (the Indenture and the Securities being hereinafter collectively called the “Guaranteed Obligations”); provided, however, that (i) except as provided in clause (ii) below, the Trustee may not make demand upon the Parent for payment or performance under the Sanofi Guarantee until after written demand by the Trustee to the Company for payment of relevant overdue amounts under the Securities or the Indenture (although no pursuit of remedies or other action on the part of the Trustee is required before demand is made by the Trustee on the Parent) and (ii) in the event of a receivership, voluntary or involuntary bankruptcy, reorganization, arrangement or other insolvency proceeding involving the Company as debtor, the Trustee may immediately make a demand upon the Parent for payment or performance under the Sanofi Guarantee and shall not be required to make a prior demand, written or otherwise, to the Company for payment of overdue amounts under the Securities or the Indenture. The Parent further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent, and that the Parent will remain bound under the Sanofi Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

Without prejudice to the terms of the immediately preceding paragraph of this Section 4, (i) the Parent waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment, (ii) the Parent waives notice of any default under the Securities or the Guaranteed Obligations, and (iii) the obligations of the Parent hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture or the Securities; (d) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (e) any change in the ownership of the Parent.

The Parent further agrees that the Sanofi Guarantee constitutes a guarantee of payment, and of performance and compliance with all payment obligations when due (and not a guarantee of collection), and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, but without prejudice to the terms of the first paragraph of this Section 4, the obligations of the Parent herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, by any waiver or modification of any term thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent or would otherwise operate as a discharge of the Parent as a matter of law or equity.

The Parent further agrees that its Guarantee herein shall continue to be effective or be reinstated,

as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Parent by virtue hereof, upon the failure of the Company to pay the principal of or interest (and premium, if any) on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, the Parent hereby promises to and will, upon receipt of written demand by the Trustee or the Holders pursuant to the Indenture, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee; provided, that the Parent’s liability under the Sanofi Guarantee shall be subject in all cases to Section 8 hereof.

The Parent agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations, at which time the Parent shall be fully subrogated to the rights of the Holders. Without prejudice to the terms of the first paragraph of this Section 4, the Parent further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of the Sanofi Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purposes of this Section. The Parent agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.

Subject to Section 8 hereof, the Parent also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

Section 5. Successors and Assigns.

The Sanofi Guarantee shall be binding upon the Parent and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Guarantee shall automatically extend to and be vested in such transferee or assignee.

Section 6. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under the Sanofi Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under the Sanofi Guarantee at law, in equity, by statute or otherwise.

Section 7. Modification.

No modification, amendment, waiver or release of any provision of the Sanofi Guarantee, nor the consent to any departure by the Parent therefrom, shall in any event be effective unless the same shall be made in writing with the prior written consent of the Trustee, and, in each case, then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

No notice to or demand on the Parent in any case shall entitle the Parent to any other or further notice or demand in the same, similar or other circumstances.

Section 8. Limitation on Liability; Termination.

Any term or provision of the Indenture, of the Securities or of the Sanofi Guarantee to the contrary notwithstanding, the maximum aggregate amount guaranteed under the Sanofi Guarantee by the Parent shall not exceed the lesser of (a) 108% of the aggregate principal amount of the Securities at any time outstanding, which amount shall be reduced by the amount of any payments made (i) by the Parent under the Sanofi Guarantee or (ii) by the Company under the Securities or the Indenture and (b) the maximum amount that can be hereby guaranteed without rendering the Sanofi Guarantee or the Indenture, as amended by the Guarantee and Third Supplemental Indenture, as it relates to the Parent, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Sanofi Guarantee shall automatically terminate with respect to each series of the Securities, and the Parent shall be released from its obligations hereunder, on the tenth Business Day following the Stated Maturity of such series of Securities (provided that all principal, premium, if any, and interest, if any, on all of such Securities shall have been paid in full prior to such date).

Section 9. Choice of Law.

This Guarantee and Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 10. Jurisdiction, Venue and Waiver of Jury Trial.

(a) ANY ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS GUARANTEE AND THIRD SUPPLEMENTAL INDENTURE MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE, OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE PARENT AND THE COMPANY IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

(b) THE PARENT AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING IN ANY WAY TO THIS GUARANTEE AND THIRD SUPPLEMENTAL INDENTURE.

Section 11. Multiple Counterparts.

The parties hereto may each sign multiple counterparts of this Guarantee and Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Guarantee and Third Supplemental Indenture.

Section 12. Severability.

Each provision of this Guarantee and Third Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Guarantee and Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 13. Relation to Indenture.

This Guarantee and Third Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this Guarantee and Third Supplemental Indenture) shall modify, amend or otherwise affect the Indenture insofar as it relates to any series of Securities and modify, amend or otherwise affect in any manner the terms and conditions of any series of Securities.

Section 14. Trust Indenture Act Controls.

If any provision of this Guarantee and Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Guarantee and Third Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Guarantee and Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee and Third Supplemental Indenture as so modified or excluded, as the case may be.

Section 15. Effectiveness.

The Trustee having previously been furnished with an Officers’ Certificate and Opinion of Counsel as contemplated by Section 10.3 of the Indenture, the provisions of this Guarantee and Third Supplemental Indenture shall become effective immediately upon execution by all of the parties hereto.

Section 16. Ratification.

The Indenture, as supplemented and amended by this Guarantee and Third Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Guarantee and Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 17. Trustee Not Responsible for Recitals or Guarantee.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Guarantee and Third Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Guarantee and Third Supplemental Indenture to be duly executed as of the date first above written.

GENZYME CORPORATION

Date: , 2011	By:
Name:
Title:

[Signature Page to Guarantee and Third Supplemental Indenture]

SANOFI

Date: , 2011	By:
Name:
Title:

By:
Name:
Title:

(executed for purposes of the Sanofi Guarantee, only, as defined herein)

[Signature Page to Guarantee and Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Date: , 2011	By:
Name:
Title:

[Signature Page to Guarantee and Third Supplemental Indenture]